L.L. Bradford & Company, LLC
3441 South Eastern Avenue
(702) 735-5030

April 26, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:     Elite Flight Solutions
        Formerly CarCorp USA Corporation
        Form SB-2

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 17, 2003, relating to the financial statements of Elite Financial Solutions (Formerly CarCorp USA Corporation).

Sincerely,

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC